Exhibit 23.2


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


We consent to the use in this Registration Statement on Form SB-2 of our report dated March 23, 2004, relating to the financial statements of Cytomedix, Inc., and to the reference to our Firm under the caption "Experts" in the Prospectus.

L J Soldinger Associates, LLC

Deer Park, Illinois
May 10, 2004